As filed with the Securities and Exchange Commission on March 31,
1997
                                Registration No. 333-____________

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549
                 ------------------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                        INTEL CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

            Delaware                           94-1672743
  (State or Other Jurisdiction              (I.R.S. Employer
of Incorporation or Organization)        Identification Number)

   2200 Mission College Blvd.                  95052-8119
         Santa Clara, CA                       (Zip Code)
 (Address of Principal Executive
            Offices)

            Intel Corporation 1997 Stock Option Plan
                    (Full Title of the Plan)

                      F. THOMAS DUNLAP, JR.
          Vice President, General Counsel and Secretary
                        Intel Corporation
                   2200 Mission College Blvd.
                   Santa Clara, CA  95052-8119
             (Name and Address of Agent for Service)

                         (408) 765-8080
  (Telephone Number, Including Area Code, of Agent for Service)

                           Copies to:

                     RONALD O. MUELLER, ESQ.
                   Gibson, Dunn & Crutcher LLP
             1050 Connecticut Avenue, NW, Suite 900
                      Washington, DC  20036
                         (202) 955-8500

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                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------
 Title of    Amount to   Proposed     Proposed       Amount of
Securities      be       Maximum       Maximum      Registration
  to be     Registered   Offering     Aggregate       Fee (3)
Registered      (1)     Price Per  Offering Price
                          Share          (2)
----------   --------    --------     --------        --------
Common
Stock, par  65,000,000   $132.25   $8,596,250,000  $2,604,924.24
value
$0.001 per
share
----------------------------------------------------------------
(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)   Estimated  solely  for  the  purpose  of  determining   the
      registration fee.

(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 25, 1997, which was
      $132.25.

                          INTRODUCTION

This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Company" or the Registrant"), relating to 65,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock") issuable to eligible non-officer employees of the Company under the Intel Corporation 1997 Stock Option Plan (the "Plan").

                             PART I

        INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.   Registrant  Information  and  Employee  Plan   Annual
          Information.

          Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents of the Registrant heretofore filed with the  Securities and Exchange Commission (the "Commission")  are
hereby   incorporated   in  this  Registration   Statement   by
reference:

(1)   The  Registrant's  latest annual report filed  pursuant  to
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant's latest annual report or prospectus referred to in (1) above;

(3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form S-3, as amended, filed with the Commission on April 18, 1995, File No. 33-56107, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Corporation under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Corporation's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Corporation and its stockholders (through stockholders' derivative suits on behalf of the Corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

The Corporation's Bylaws (the "Bylaws") provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in such action, suit or proceeding, to the fullest extent authorized by the DGCL, provided that the Corporation shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Corporation or brought to enforce certain indemnification rights.

The Bylaws also provide that expenses incurred by an officer or director of the Corporation (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Corporation, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Expenses incurred by other agents of the Corporation may be advanced upon such terms and conditions as the Board of Directors of the Corporation deems appropriate. Any obligation to reimburse the Corporation for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.

The Bylaws also provide that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the Bylaws shall not be adversely affected by any amendment, repeal, or modification of the Bylaws; and that the Corporation may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the Bylaws.

In addition to the above, the Corporation has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Corporation as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the Bylaws of the Corporation. The Corporation also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits

Unless  otherwise  indicated  below  as  being  incorporated   by
reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

4.1   Intel     Corporation    Certificate    of    Incorporation
      (incorporated  by reference to Exhibit 3.1 of  Registrant's
      Form 10-Q for the quarter ended June 26, 1993 as filed on August 10, 1993).

4.2   Intel  Corporation  Bylaws  as  amended  (incorporated   by
      reference  to  Exhibit  4.2  of  Registrant's  Registration
      Statement on Form S-8 as filed on February 3, 1997).

4.3   Agreement  to  Provide Instruments Defining the  Rights  of
      Security Holders (incorporated by reference to Exhibit  4.1 of Registrant's Form 10-K  as filed on March 28, 1986).

4.4 Warrant Agreement dated as of March 1, 1993, as amended, between the Registrant and Harris Trust and Savings Bank (as successor Warrant agent) related to the issuance of 1998 Step-Up Warrants to Purchase Common Stock of Intel Corporation (incorporated by reference to Exhibit 4.6 of Registrant's Form 10-K as filed on March 25, 1993), together with the First Amendment to Warrant Agreement dated as of October 18, 1993 and the Second Amendment to Warrant Agreement dated as of January 17, 1994 (incorporated by reference to Exhibit 4.4 of the Registrant's Form 10-K as filed on March 25, 1994) and the Third Amendment to Warrant Agreement dated as of May
      1, 1995 (incorporated by reference to Exhibit 4.2 of the Registrant's Form 10-K as filed on March 29, 1996).

5.1   Opinion of Gibson, Dunn & Crutcher LLP.

23.1  Consent  of  Gibson,  Dunn  &  Crutcher  LLP  (included  in
      Exhibit 5.1).

23.2  Consent of Ernst & Young LLP, Independent Auditors.

24.   Power of Attorney (contained on signature page hereto).

Item 9.   Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)   To  include  any  prospectus  required   by
               section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided,  however,  that  paragraphs  (1)(a)(i)   and
          (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the

          Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Santa Clara, State of California, on this 26th day of March, 1997.

                                 INTEL CORPORATION

                                 /s/Andy D. Bryant
                            By:  Andy D. Bryant
                                 Vice President, Chief Financial
                                 Officer

Each person whose signature appears below constitutes and appoints F. Thomas Dunlap, Jr. and Andy D. Bryant, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature            Title                       Date

/s/Gordon E. Moore   Chairman of the Board       March 26, 1997
Gordon E. Moore

/s/Andrew S. Grove   Principal Executive         March 26, 1997
Andrew S. Grove      Officer, President and
                     Director (Principal
                     Executive Officer)

/s/Craig R. Barrett  Executive Vice President,   March 26, 1997
Craig R. Barrett     Chief Operating Officer
                     and Director

John Browne          Director

/s/Andy D. Bryant    Vice President, Principal   March 26, 1997
Andy D. Bryant       Accounting and Chief
                     Financial Officer
                     (Principal Financial and
                     Accounting Officer)

/s/Winston H. Chen   Director                    March 26, 1997
Winston H. Chen

/s/D. James Guzy     Director                    March 26, 1997
D. James Guzy

/s/Max Palevsky      Director                    March 26, 1997
Max Palevsky

/s/Arthur Rock       Director                    March 26, 1997
Arthur Rock

/s/Jane E. Shaw      Director                    March 26, 1997
Jane E. Shaw

/s/Leslie L. Vadasz  Director                    March 26, 1997
Leslie L. Vadasz

/s/David B. Yoffie   Director                    March 26, 1997
David B. Yoffie

/s/Charles E. Young  Director                    March 26, 1997
Charles E. Young

                          EXHIBIT INDEX

Exhibit
Number    Description
--------  -----------------------------------------------------
5.1       Opinion of Gibson, Dunn & Crutcher LLP.

23.1      Consent  of  Gibson, Dunn & Crutcher LLP  (included  in
          Exhibit 5.1).

23.2      Consent of Ernst & Young LLP, Independent Auditors.